UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2007

Pipex Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	01-12584 (Commission File Number)	13-3808303 (IRS Employer Identification Number)

3930 Varsity Drive

Ann Arbor, MI 48108

(Address of principal executive offices) (Zip Code)

(734) 332-7800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

             On September 27, 2007, the Registrant entered into a business loan agreement and a promissory note with the Bank of Ann Arbor pursuant to which the Registrant borrowed $500,000 at an initial interest rate of 9.75% per annum. This interest rate is two percentage points over the Bank of Ann Arbor’s current Lenders Prime Rate, which may change from time to time, thereby changing the interest rate. The interest rate may not be less than 4.75% per annum or more than the maximum rate allowed by applicable law. This loan, along with accrued interest, is to be repaid by the Registrant monthly over the next 30 months.

The loan is secured by all of the Registrant’s assets and the common stock shares of three of the Registrant’s subsidiaries, including all income and proceeds from such shares.

There are no material relationships between the Registrant or its affiliates and the Bank of Ann Arbor other than a previous loan of $600,000 entered into by the Registrant with the Bank of Ann Arbor on March 30, 2007 of which $500,000 remains outstanding, and a checking and savings account that the Registrant maintains with the bank.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit No.	Description
4.1	Promissory Note dated September 27, 2007
10.1	Business Loan Agreement dated September 27, 2007
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPEX PHARMACEUTICALS, INC.

Dated: October 3, 2007	By: /s/ Steve H. Kanzer Steve H. Kanzer Chairman and Chief Executive Officer